MASTER AMENDMENT AND AGREEMENT

     This Master Amendment and Agreement (this "Agreement") is entered into as of this 22nd day of May, 1996 by and among the selling entities set forth on the signature pages attached hereto (each entity being referred to herein as a "Seller" and collectively as the "Sellers") and ERP Operating Limited Partnership, an Illinois limited partnership ("Purchaser").

                                R E C I T A L S

     A. Each Seller and the Purchaser have entered into an Agreement of Sale dated as of April 23, 1996 (herein called the "Purchase Agreement") for the sale by such Seller to Purchaser of certain property described therein. All capitalized terms which are used herein but which are not otherwise defined herein shall have the meaning ascribed to such term in the applicable Purchase Agreement.

     B. Each Purchase Agreement provides that during the Approval Period, Purchaser shall have the right to review the status of title of the Property (including, determining what endorsements, if any, the Title Insurer will make available to Purchaser).

     C. Each Purchase Agreement further provides that each Seller will deliver to Purchaser an Updated Survey and Purchaser shall have ten (10) days from the date of receipt of the Updated Survey to approve the Updated Survey.

     D. Purchaser has reviewed the status of title for each Property and has reviewed certain of the Updated Surveys; provided, however, Purchaser and Seller have not yet agreed upon "Permitted Exceptions" for each Property.

     E. Purchaser and Seller desire to amend each Purchase Agreement to give Purchaser and Seller until May 23, 1996 to agree upon Permitted Exceptions for each Property.

     NOW, THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Seller (with respect to the Purchase Agreement to which such Seller is a party) and the Purchaser, hereby agree as follows:
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                               A G R E E M E N T

     1. RECITALS. The recitals set forth above are hereby incorporated herein by reference as if same were fully set forth herein.

     2.   AMENDMENT.   Purchaser and Seller hereby agree that Purchaser and
Seller shall have until the later of: (i) the expiration of the Approval Period (as same may have been extended) or (ii) May 23, 1996 (the "Deadline Date") to agree upon Permitted Exceptions for each Purchase Agreement (subject to Purchaser's additional right to have 10 days to review Updated Surveys). If Purchaser and Seller are unable to agree upon Permitted Exceptions on or prior to the Deadline Date, then Seller shall have the right to elect to either terminate the applicable Purchase Agreement, in which case the applicable Earnest Money, including interest thereon, shall be returned to Purchaser immediately following the applicable Seller's receipt of the Reports or (ii) agree to cure the title objections identified by Purchaser as being problematic, which cure may be effectuated by causing the Title Insurer, at such Seller's expense, to insure over any objection, if applicable.

     3.   Miscellaneous

          A. Except as modified herein, each Purchase Agreement shall remain unmodified and in full force and effect.

          B. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date and year first above written.

                        [See Attached Signature Blocks]
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                              PURCHASER

                         ERP OPERATING LIMITED PARTNERSHIP,
                         an Illinois limited partnership

                         By:  Equity Residential Properties Trust,
                              a Maryland real estate investment
                              trust

                              By:    /s/Daniel L. Baskes
                                 ----------------------------------
                              Name:  Daniel L. Baskes
                                   --------------------------------
                              Title: Attorney
                                    -------------------------------
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                              Rosehill Pointe Apartments

                              Rosehill Partners, an Illinois joint venture

                              By: Balcor Realty Investors 84-Series II A Real Estate Limited Partnership, a Maryland partnership, a joint venture partner

                                   By:  Balcor Partners-84II, Inc., a Delaware
                                        corporation, its general partner


                                        By:    /s/Andrew Small - Attorney
                                             -----------------------------
                                        Name:  Andrew Small
                                             -----------------------------
                                        Its:   Attorney
                                             -----------------------------

                              Ridgetree II Apartments

                              Ridgetree Investors, an Illinois limited partnership

                              By:  Balcor Partners-84II, Inc., a Delaware
                                   corporation, its general partner


                                   By:    /s/Andrew Small - Attorney
                                        ------------------------------
                                   Name:  Andrew Small
                                        ------------------------------
                                   Its:   Attorney
                                        ------------------------------
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